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                                                                  EXHIBIT (e)(3)


 ---     American                                   EquiBuilder, EquiBuilder II,
|AIG|      General                                           and EquiBuilder III
 ---                                                     Telephone Authorization

American General Life Insurance Company
Member of American International Group, Inc.
--------------------------------------------------------------------------------
I (or we, if Joint Owners), hereby authorize American General Life Insurance Company (AGL) to act on telephone instructions to transfer values among the variable divisions and the Guaranteed Interest Division and to change allocations for future premium payments and monthly deductions given by:
 --------
|        |  Policy Owner(s) or the Agent/Registered Representative who is
|        |  appointed to represent AGL and the firm authorized to service my
 --------   policy.

AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office or the death of the owner or insured.



Signed at: __________________________________     Date:____________________
           City                State


           X ________________________________________________
             Signature of Owner

           X ________________________________________________
             Signature of Joint Owner (if applicable)

           This Authorization is for Policy Number ____________________________






AGLC 100255 Rev0103